Exhibit 3
                                     BY-LAWS

                                       of

                               CHEVRON CORPORATION

                                   As Amended

                                 April 25, 2001


                                   ARTICLE I.

                             The Board of Directors

      SECTION 1. Authority of Board. The business and affairs of Chevron Corporation (herein called the "Corporation") shall be managed by or under the direction of the Board of Directors (the "Board") or, if authorized by the Board, by or under the direction of one or more committees thereof, to the extent permitted by law and by the Board. Except as may be otherwise provided by law or these By-Laws or, in the case of a committee of the Board, by applicable resolution of the Board or such committee, the Board or any committee thereof may act by unanimous written consent or, at an authorized meeting at which a quorum is present, by the vote of the majority of the Directors present at the meeting. Except as may be otherwise provided by law, the Board shall have power to determine from time to time whether, and if allowed, when and under what conditions and regulations any of the accounts and books of the Corporation shall be open to inspection.

      SECTION 2. Number of Directors; Vacancies. The authorized number of Directors who shall constitute the Board shall be fixed from time to time by resolution of the Board approved by at least a majority of the Directors then in office, provided that no such resolution other than a resolution to take effect as of the next election of Directors by the stockholders shall have the effect of reducing the authorized number of Directors to less than the number of Directors in office as of the effective time of the resolution.

      Whenever there shall be fewer Directors in office than the authorized number of Directors, the Board may, by resolution approved by a majority of the Directors then in office, choose one or more additional Directors, each of whom shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected.

      SECTION 3. Authorized Meetings of the Board. The Board shall have authority to hold annual, regular and special meetings. An annual meeting of the Board may be held immediately after the conclusion of the annual meeting of the stockholders. Regular meetings of the Board may be held at such times as the Board may determine. Special meetings may be held if called by the Chairman of the Board, a Vice-Chairman of the Board, or by at least one third of the Directors then in office.

      Notice of the time or place of a meeting may be given in person or by telephone by any officer of the Corporation, or transmitted electronically to the Director's home or office, or entrusted to a third party company or governmental entity for delivery to the Director's business address. Notice of annual or regular meetings is required only if the time for the meeting is changed or the meeting is not to be held at the principal executive offices of the Corporation. When notice is required, it shall be given not less than four hours prior to the time fixed for the meeting; provided, however, that if



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notice is transmitted electronically or entrusted to a third party for delivery, the electronic transmission shall be effected or the third party shall promise delivery by not later than the end of the day prior to the day fixed for the meeting. The Board may act at meetings held without required notice if all Directors consent to the holding of the meeting before, during or after the meeting.

      At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for all purposes. If any meeting of the Board shall lack a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice, until a quorum is obtained.

      SECTION 4. Committees. The Board may, by resolution approved by at least a majority of the authorized number of Directors, establish committees of the Board with such powers, duties and rules of procedure as may be provided by the resolutions of the Board establishing such committees. Any such committee shall have a secretary and report its actions to the Board.

      SECTION 5. Compensation. Directors who are not also employees of the Corporation shall be entitled to such compensation for their service on the Board or any committee thereof as the Board may from time to time determine.

                                   ARTICLE II

                                    Officers

      SECTION 1. Executive Committee. The Board may, by resolution approved by at least a majority of the authorized number of Directors, establish and appoint one or more officers of the Corporation to constitute an Executive Committee (the "Executive Committee"), which, under the direction of the Board and subject at all times to its control, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, except as may be provided in the resolution establishing the Executive Committee or in another resolution of the Board or by the General Corporation Law of the State of Delaware. The Executive Committee shall have a secretary and report its actions to the Board.

      SECTION 2. Designated Officers. The officers of the Corporation shall be elected by, and serve at the pleasure of, the Board and shall consist of a Chairman of the Board and a Secretary and such other officers, including, without limitation, one or more Vice-Chairmen of the Board, a Vice-President and Chief Financial Officer, a Vice-President and General Counsel, one or more other Vice-Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Comptroller and a General Tax Counsel, as may be elected by the Board to hold such offices or such other offices as may be created by resolution of the Board.

      SECTION 3. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall be a member of the Board and Chairman of the Executive Committee. He shall preside at meetings of the stockholders, the Board and the Executive Committee, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board. In his absence, each Vice-Chairman of the Board, as available, shall rotate in presiding at meetings of the stockholders, the Board and the Executive Committee.

      SECTION 4. Vice-Chairman of the Board. Each Vice-Chairman of the Board shall be a member of the Board and a Vice-Chairman of the Executive Committee, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

      SECTION 5. Vice-President and Chief Financial Officer. The Vice-President and Chief Financial Officer shall consider the adequacy of, and make recommendations to the Board and Executive Committee concerning, the capital resources available to the Corporation to meet its



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projected  obligations and business plans;  report  periodically to the Board on financial results and trends affecting the business; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

      SECTION 6. Vice-President and General Counsel. The Vice-President and General Counsel shall supervise and direct the legal affairs of the Corporation and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

      SECTION 7. Vice-Presidents. In the event of the absence or disability of the Chairman of the Board and the Vice-Chairmen of the Board, one of the Vice-Presidents may be designated by the Board to exercise their powers and perform their duties, and the Vice-Presidents shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

     SECTION 8. Secretary. The Secretary shall keep full and complete records of the proceedings of the Board, the Executive Committee and the meetings of the stockholders; keep the seal of the Corporation, and affix the same to all instruments which may require it; have custody of and maintain the Corporation's stockholder records; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

      SECTION 9. Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

     SECTION 10. Treasurer. The Treasurer shall have custody of the funds of the Corporation and deposit and pay out such funds, from time to time, in such manner as may be prescribed by, or be in accordance with the direction of, the Board, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

      SECTION 11. Assistant Treasurers. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

     SECTION 12. Comptroller. The Comptroller shall be the principal accounting officer of the Corporation and shall have charge of the Corporation's books of accounts and records; and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

      SECTION 13. General Tax Counsel. The General Tax Counsel shall supervise and direct the tax matters of the Corporation and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

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      SECTION 14. Other Officers. Any other elected officer shall have such powers and perform such duties as may from time to time be granted or assigned to him by the Board or, subject to the control of the Board, by a committee thereof or by the Executive Committee, or otherwise be in accordance with the direction of the Board.

      SECTION 15. Powers of Attorney. Whenever an applicable statute, decree, rule or regulation requires a document to be subscribed by a particular officer of the Corporation, such document may be signed on behalf of such officer by a duly appointed attorney-in-fact, except as otherwise directed by the Board or the Executive Committee or limited by law.

     SECTION 16. Compensation. The officers of the Corporation shall be entitled to compensation for their services. The amounts and forms of compensation which each of such officers shall receive, and the manner and times of its payment, shall be determined by, or be in accordance with the direction of, the Board.

                                   ARTICLE III

                          Stock and Stock Certificates

      SECTION 1. Stock. The Board or, to the extent permitted by the General Corporation Law of the State of Delaware, any committee of the Board expressly so authorized by resolution of the Board may authorize from time to time the issuance of new shares of the Corporation's Common Stock ("Common Stock") or any series of Preferred Stock ("Preferred Stock"), for such lawful consideration as may be approved by the Board or such committee, up to the limit of authorized shares of Common Stock or such series of Preferred Stock. The Board, the Executive Committee or any committee of the Board expressly so authorized by resolution of the Board may authorize from time to time the purchase on behalf of the Corporation for its treasury of issued and outstanding shares of Common Stock or Preferred Stock and the resale, assignment or other transfer by the Corporation of any such treasury shares.

      SECTION 2. Stock Certificates. Shares of Stock shall be represented by certificates, which shall be registered upon the books of the Corporation; provided, that the Board may provide by resolution that some or all of any or all classes or series of the Corporation's Stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by the Chairman of the Board, a Vice-Chairman of the Board or a Vice-President, together with the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by him or her. Certificates of Stock shall not have any validity whatsoever until and unless they have been signed and countersigned as herein provided. All such certificates shall bear the seal of the Corporation or a facsimile thereof, and shall be countersigned by a Transfer Agent and the Registrar for the Stock, each of whom shall by resolution of the Board be appointed with authority to act as such at the pleasure of the Board. No certificate for a fractional share of Common Stock shall be issued.

      Certificates of Stock signed by the Chairman of the Board, a Vice-Chairman of the Board or a Vice-President, together with the Secretary or an Assistant Secretary, being such at the time of such signing, if properly countersigned as set forth above by a Transfer Agent and the Registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

      SECTION 3. Lost or Destroyed Certificates. The Board or the Executive Committee may designate certain persons to authorize the issuance of new certificates of Stock or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of


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indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.

      SECTION 4. Stock Transfers. Transfer of shares of Stock represented by certificates shall be made on the books of the Corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of Stock shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The Corporation may impose such additional conditions to the transfer of its Stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a Transfer Agent or the Registrar from liability with respect to such transfer.

      SECTION 5. Stockholders of Record. The Board may fix a time as a record date for the determination of stockholders entitled to receive any dividend or distribution declared to be payable on any shares of the Corporation; or to vote upon any matter to be submitted to the vote of any stockholders of the Corporation; or to be present or to be represented by proxy at any meeting of the stockholders of the Corporation, which record date in the case of a meeting of the stockholders shall be not more than sixty nor less than ten days before the date set for such meeting; and only stockholders of record as of the record date shall be entitled to receive such dividend or distribution, or to vote on such matter, or to be present or represented by proxy at such meeting.

                                   ARTICLE IV

                            Meetings of Stockholders

      SECTION 1. Meetings of Stockholders. An annual meeting of the stockholders of the Corporation shall be held each year, at which Directors shall be elected to serve for the ensuing year and until their successors are elected. Special meetings of the stockholders for any purpose or purposes, unless prohibited by law, may be called by the Board or the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the request in writing of at least one third of the members of the Board. The time and place of any meeting of stockholders shall be determined by the Board in accordance with law.

      SECTION 2. Conduct of Meetings. The Chairman of the Board, or such other officer as may preside at any meeting of the stockholders, shall have authority to establish, from time to time, such rules for the conduct of such meeting, and to take such action, as may in his judgment be necessary or proper for the conduct of the meeting and in the best interests of the Corporation and the stockholders in attendance in person or by proxy.

      SECTION 3. Quorum for Action by Stockholders; Elections. At all elections or votes had for any purpose, there must be a majority of the outstanding shares of Common Stock represented. All elections for Directors shall be held by written ballot and determined by a plurality of the votes cast. Except as may otherwise be required by law or the Restated Certificate of Incorporation, all other matters shall be decided by a majority of the votes cast affirmatively or negatively.

      SECTION 4. Proxies. To the extent permitted by law, any stockholder of record may appoint a person or persons to act as the stockholder's proxy or proxies at any stockholder meeting for the purpose of representing and voting the stockholder's shares. The stockholder may make this appointment by any means the General Corporation Law of the State of Delaware specifically authorizes, and by any other means the Secretary of the Corporation may permit. Prior to any vote, and subject to any contract rights of the proxy holder, the stockholder may revoke the proxy appointment either directly or by the creation of a new appointment, which will automatically revoke the former one. The Inspector of Elections appointed for the meeting may establish requirements concerning such proxy appointments or revocations that the Inspector considers necessary or appropriate to assure the integrity of the vote and to comply with law.



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      SECTION 5. Adjournments. Any meeting of the stockholders (whether annual or special and whether or not a quorum shall have been present), may be adjourned from time to time and from place to place by vote of a majority of the shares of Common Stock represented at such meeting, without notice other than announcement at such meeting of the time and place at which the meeting is to be resumed--such adjournment and the reasons therefor being recorded in the journal of proceedings of the meeting; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any meeting so resumed after such adjournment, provided a majority of the outstanding shares of Common Stock shall then be represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

                                    ARTICLE V

                                 Corporate Seal

      The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Incorporated Jan. 27, 1926 Delaware."

                                   ARTICLE VI

                      Change in Control Benefit Protection

         SECTION 1. As used in this Article VI, the following terms shall have the meanings here indicated:

         "Beneficial Ownership," when attributed to a Person with respect to a security, means that the Person is deemed to be a beneficial owner of such security pursuant to Rule 13d-3 promulgated under the Exchange Act.

         "Benefit Plan" means any pension, retirement, profit-sharing, employee stock ownership, 401(k), excess benefit, supplemental retirement, bonus, incentive, salary deferral, stock option, performance unit, restricted stock, tax gross-up, life insurance, dependent life insurance, accident insurance, health coverage, short-term disability, long-term disability, severance, welfare or similar plan or program (or any trust, insurance arrangement or any other fund forming a part or securing the benefits thereof) maintained prior to a Change in Control by the Corporation or a Subsidiary for the benefit of directors, officers, employees or former employees, and shall include any successor to any such plan or program; provided, however, that "Benefit Plan" shall include only those plans and programs which have been designated by the Corporation as a constituent part of the Change in Control benefit protection program.

         "Board" means the Board of Directors of the Corporation.

         "Change in Control" means the occurrence of any of the following:

               (A) A Person other than the Corporation, a Subsidiary, a Benefit Plan or, pursuant to a Non-Control Merger, a Parent Corporation, acquires Common Stock or other Voting Securities (other than directly from the Corporation) and, immediately after the acquisition, the Person has Beneficial Ownership of twenty percent (20%) or more of the Corporation's Common Stock or Voting Securities;

               (B) The Incumbent Directors cease to constitute a majority of the Board or, if there is a Parent Corporation, the board of directors of the Ultimate Parent, unless such event results from the death or disability of an Incumbent Director and, within



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                       30 days of such event, the Incumbent
                       Directors constitute a majority of such board; or

                (C) There is consummated a Merger (other than a Non-Control Merger), a complete liquidation or dissolution of the Corporation, or the sale or other disposition of all or substantially all of the assets of the Corporation (other than to a Subsidiary or as a distribution of a Subsidiary to the stockholders of the Corporation).

         "Common Stock" means the Common Stock of the Corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Incumbent Directors" means the Directors of the Corporation as of March 29, 2000 and any Director of the Corporation or, if there is a Parent Corporation, any Director of the Ultimate Parent, elected after such date, provided that (A) the election, or nomination for election by the stockholders of the Corporation, of such new Director was approved by a vote of at least two-thirds of the Persons then constituting the Incumbent Directors, (B) any Director who assumes office as a result of a Merger after March 29, 2000 shall not be deemed an Incumbent Director until the Director has been in office for at least three years, and (C) no Director who assumes office as a result of a Proxy Contest shall be considered an Incumbent Director.

         "Merger" means a merger, consolidation or reorganization or similar business combination of the Corporation with or into another Person or in which securities of the Corporation are issued.

         "Non-Control Merger" means a Merger if immediately following the Merger
         (A) the stockholders of the Corporation immediately before the Merger own directly or indirectly at least fifty-five percent (55%) of the outstanding common stock and the combined voting power of the outstanding voting securities of the Surviving Corporation (if there is no Parent Corporation) or of the Ultimate Parent, if there is a Parent Corporation, and (B) no Person other than a Benefit Plan owns twenty percent (20%) or more of the combined voting power of the outstanding voting securities of the Ultimate Parent, if there is a Parent Corporation, or of the Surviving Corporation, if there is no Parent Corporation.

         "Parent Corporation" means a corporation with Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Surviving Corporation's outstanding voting securities immediately following a Merger.

         "Person" means a person as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act.


         "Proxy Contest" means any actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, including, without limitation, any solicitation with respect to the election or removal of Directors of the Corporation, and any agreement intended to avoid or settle the results of any such actual or threatened solicitation.

         "Subsidiary" means any corporation or other Person (other than a human being) of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation.

          "Surviving Corporation" means the corporation resulting from a Merger.

         "Ultimate Parent" means, if there is a Parent Corporation, the Person with Beneficial Ownership of more than fifty percent (50%) of the Surviving Corporation and of any other Parent Corporation.

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         "Voting Securities" means the outstanding Common Stock and other voting securities, if any, of the Corporation entitled to vote for the election of Directors of the Corporation.

         SECTION 2. The Corporation and one or more of its Subsidiaries may, from time to time, maintain Benefit Plans providing for payments or other benefits or protections conditioned partly or solely on the occurrence of a Change in Control. The Corporation shall cause any Surviving Corporation (or any other successor to the business and assets of the Corporation) to assume any such obligations of such Benefit Plans and make effective provision therefor, and such Benefit Plans shall not be amended except in accordance with their terms.

         SECTION 3. No amendment or repeal of this Article VI shall be effective if adopted within six months before or at any time after the public announcement of an event or proposed transaction which would constitute a Change in Control (as such term is defined prior to such amendment); provided, however, that an amendment or repeal of this Article VI may be effected, even if adopted after such a public announcement, if (a) the amendment or repeal has been adopted after any plans have been abandoned to cause the event or effect the transaction which, if effected, would have constituted the Change in Control, and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such adoption, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed transaction which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred. In serving and continuing to serve the Corporation, an employee is entitled to rely and shall be presumed to have relied on the provisions of this
Article VI, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the employee, and no repeal or modification of this Article VI shall adversely affect any right existing at the time of such repeal or modification.

                                   ARTICLE VII

                                   Amendments

      Any of these By-Laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at any annual or special meeting of the stockholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting; or any of these By-Laws may be altered, amended or repealed by resolution of the Board approved by at least a majority of the Directors then in office. Notwithstanding the preceding sentence, any amendment or repeal of
Article VI of the By-Laws shall be made only in accordance with the terms of said Article VI, and the authority of the Directors to amend the By-Laws is accordingly hereby limited.


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